UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Conveyance Agreement

    El Paso Pipeline Partners, L.P. (the “Partnership”) previously announced it had entered into a Contribution Agreement (the “Contribution Agreement”) with El Paso Corporation (“El Paso”), El Paso SNG Holding Company, L.L.C. (“EP SNG”), EPPP SNG GP Holdings, L.L.C. (“EPPP SNG”), Southern Natural Gas Company (“SNG”) and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”).  Pursuant to the Contribution Agreement, El Paso and EP SNG (collectively, the “Contributing Parties”) agreed to contribute to the Partnership (together with the Operating Company and EPPP SNG, the “Partnership Parties”) a 16% general partner interest in SNG (the “SNG Interest”) for aggregate consideration of $394 million.  In the Contribution Agreement, El Paso granted the Partnership a ninety-day option to purchase up to an additional 4% general partner interest in SNG in 1% increments.

    In accordance with the Contribution Agreement, on June 23, 2010 the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Conveyance Agreement”) with the Operating Company, SNG and the Contributing Parties pursuant to which the Contributing Parties contributed the SNG Interest to the Partnership Parties.

    The description of the Conveyance Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Conveyance Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

    The aggregate consideration of $394 million for the SNG Interest was paid by the Partnership in cash. Concurrently with the closing of the contribution of the SNG Interest, the Partnership closed a public offering of 10,000,000 common units representing limited partner interests in the Partnership (“Common Units”) and the Operating Company closed a public offering of $110 million aggregate principal amount of its 6.50% Senior Notes due 2020 (the “Notes”).  The Notes were additional notes of the series originally issued by the Operating Company on March 30, 2010 and are guaranteed on a full and unconditional basis by the Partnership.  The net proceeds from the public offerings of Common Units and Notes, along with El Paso Pipeline GP Company, L.L.C.’s contribution of $5.9 million in order to maintain its 2% general partner interest and borrowings from the Partnership’s revolving credit facility, were used by the Partnership to fund the aggregate consideration paid for the SNG Interest and related expenses.

    The board of directors of the General Partner approved the acquisition of the SNG Interest based on a recommendation from its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisers to assist it in evaluating and negotiating the transaction.

Second Amendment to General Partnership Agreement of SNG

    In connection with the closing of the Contribution Agreement and the Conveyance Agreement, on June 23, 2010, EP SNG and EPPP SNG entered into the Second Amendment to the General Partnership of SNG (the “SNG Amendment”) to reflect the contribution of the SNG Interest to the Partnership Parties.  After giving effect to the transactions contemplated by the Contribution Agreement and the Conveyance Agreement, the Contributing Parties own 59% of SNG and the Partnership Parties own 41% of SNG, each in the form of general partner interests.  The SNG Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

    After giving effect to the contributions in connection with the Contribution Agreement, El Paso directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership and owns the 2% general partner interest and incentive distribution rights in the Partnership; (ii) 60,672,648 Common Units and 27,727,411 subordinated units representing an aggregate 57.5% limited partner interest in the Partnership; (iii) 100% of El Paso Pipeline LP Holdings, L.L.C. (“Holdings”); (iv) a 42% general partner interest in Colorado Interstate Gas Company (“CIG”); (v) a 59% general partner interest in SNG; and (vi) a 49% member interest in each of El Paso Elba Express Company, L.L.C. (“Elba Express”) and Southern LNG Company, L.L.C. (“SLNG”). Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company. The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. Each of the Partnership, the General Partner, Holdings, the Operating Company, CIG, SNG, Elba Express and SLNG is an indirect subsidiary of El Paso.  The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures.

    In addition, each of the Partnership, Elba Express, CIG, SNG and SLNG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership, the general partnership agreements of each of CIG and SNG and the limited liability company agreements of each of Elba Express and SLNG, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.

Item 2.01  Completion of Acquisition or Disposition of Assets.

    The information set forth under the caption “Conveyance Agreement” in Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    On June 23, 2010, the Operating Company successfully completed the issuance and sale of $110 million in aggregate principal amount of the Notes, which bear interest at a rate of 6.50% per annum and are unconditionally guaranteed on a senior unsecured basis by the Partnership.  The Notes were additional notes of the series originally issued by the Operating Company on March 30, 2010. The Notes were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-165679).

    The Notes are governed by an indenture dated as of March 30, 2010 (the “Base Indenture”), between the Operating Company and HSBC Bank USA, National Association, as Trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of March 30, 2010 (the “First Supplemental Indenture”) by and among the Operating Company, the Partnership and the Trustee, setting forth the specific terms applicable to the Notes.  The Base Indenture, as amended and Supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.”

    Interest on the Notes will accrue from March 30, 2010 and interest on the Notes is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2010. The Notes will mature on April 1, 2020.

    The Operating Company may, at its option, redeem all or part of the Notes at any time at a price equal to the greater of 100% of the principal amount of the Notes or at a make-whole price, in each case plus accrued and unpaid interest. The Notes are the Operating Company’s senior unsecured obligations and rank effectively junior to all existing and future secured debt to the extent of the value of the collateral securing such debt. The Notes rank equally in right of payment with all of the Operating Company’s existing and future unsecured debt that is not by its terms subordinated to the Notes, and senior to any subordinated debt that the Operating Company may incur. The Notes and the guarantee of the Notes by the Partnership will effectively rank junior to all existing and future obligations of the subsidiaries of the Operating Company.

    The Indenture contains covenants that will limit the ability of the Operating Company, and its subsidiaries to, among other things, create liens or enter into sale-leaseback transactions.  The Indenture does not restrict the Operating Company or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming its equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity.  The Indenture requires the Operating Company to offer to repurchase the Notes at an offer price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of repurchase in the event that the Partnership experiences a change of control together with a rating decline with respect to the Notes, each condition as further defined in the Indenture.  Events of default under the Indenture include:

•	default in the payment of any interest upon the Notes when due and payable that continues for 30 days;

•	default in the payment of principal of or premium, if any, on the Notes when due at its maturity or by declaration of acceleration, call for redemption or otherwise;

•
default in the performance, or breach, of any covenant set forth in the Indenture (other than a covenant a default in the performance of which or the breach of which is specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of another series of securities) that continues for 60 days after there has been given written notice, by registered or certified mail, from the trustee or holders of at least 25% in principal amount of the Notes outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

•	certain events of bankruptcy, insolvency or reorganization with respect to the Operating Company or the Partnership;

•	default in the deposit of any sinking fund payment when due; or

•	the failure of any guarantee required with respect to the Notes to be in full force and effect, except as provided in the Indenture or by the terms of the Notes.

If an event of default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the Notes outstanding may declare the principal amount of the Notes and all accrued and unpaid interest to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs and is continuing, the principal amount of the Notes outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the Notes outstanding may rescind any such acceleration with respect to the Notes and its consequences.

The description of the Base Indenture and First Supplemental Indenture contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and First Supplemental Indenture, incorporated by reference herein from Exhibits 4.1 and 4.2 hereof, respectively.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description

4.1
Indenture, dated March 30, 2010, between El Paso Pipeline Partners Operating Company, L.L.C. and HSBC Bank USA, National Association (incorporated by reference to our Current Report on Form 8-K filed with the Securities And Exchange Commission (the “SEC”) (File No. 001-33825) on April 5, 2010).

4.2
First Supplemental Indenture, dated March 30, 2010, by and among El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P. and HSBC Bank USA, National Association, as trustee (incorporated by reference to our Current Report on Form 8-K filed with the SEC (File No. 001-33825) on April 5, 2010).

10.1#
Contribution, Conveyance and Assumption Agreement by and among El Paso Pipeline Partners, L.P. El Paso Corporation, El Paso SNG Holding Company, L.L.C., EPPP SNG GP Holdings, L.L.C., Southern Natural Gas Company and El Paso Pipeline Partners Operating Company, L.L.C.

10.2#	Second Amendment to General Partnership Agreement of Southern Natural Gas Company.

# Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: June 25, 2010

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture, dated March 30, 2010, between El Paso Pipeline Partners Operating Company, L.L.C. and HSBC Bank USA, National Association (incorporated by reference to our Current Report on Form 8-K filed with the Securities And Exchange Commission (the “SEC”) (File No. 001-33825) on April 5, 2010).

4.2
First Supplemental Indenture, dated March 30, 2010, by and among El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P. and HSBC Bank USA, National Association, as trustee (incorporated by reference to our Current Report on Form 8-K filed with the SEC (File No. 001-33825) on April 5, 2010).

10.1#
Contribution, Conveyance and Assumption Agreement by and among El Paso Pipeline Partners, L.P. El Paso Corporation, El Paso SNG Holding Company, L.L.C., EPPP SNG GP Holdings, L.L.C., Southern Natural Gas Company and El Paso Pipeline Partners Operating Company, L.L.C.

10.2#	Second Amendment to General Partnership Agreement of Southern Natural Gas Company.

# Filed herewith.